7000 Shoreline Ct., Suite 370
South San Francisco, CA 94080
(650) 588-6404
www.hanabiosciences.com

Investor & Media Contacts:
Remy Bernarda
Director, Investor Relations
investor.relations@hanabiosciences.com
ph. (650) 228-2769
fax (650) 588-2787

HANA BIOSCIENCES ANNOUNCES FOURTH QUARTER AND YEAR-END 2007 FINANCIAL RESULTS

South San Francisco, CA (March 25, 2008) - Hana Biosciences (NASDAQ: HNAB), a biopharmaceutical company focused on strengthening the foundation of cancer care, today announced financial results for the fourth quarter and fiscal year ended December 31, 2007.

•	Net loss was $3.6 million, or $0.11 per share, for the fourth quarter 2007 compared to $9.8 million, or $0.34 per share, for the same period in 2006.

•	Net loss was $26.0 million, or $0.85 per share, for the year ended December 31, 2007 compared to $44.8 million, or $1.69 per share, for the year ended December 31, 2006.

•
Cash used in operations was approximately $24 million for the year ended December 31, 2007. Hana Biosciences ended the year with approximately $20.9 million in cash and cash equivalents and short-term investments.

“Hana ended 2007 with tremendous momentum in our clinical-stage development programs and we look forward to continuing this pace and progress in 2008. We are on target in the execution of our planned development of Marqibo® and Menadione, or M&M strategy, and we are enthusiastic about the prospects for these compounds and upcoming milestones in 2008,” stated John Iparraguirre, Vice President and Chief Financial Officer.

Key Achievements for the Year Ended December 31, 2007

✓	Initiated a Marqibo® Phase 2 registration-enabling clinical trial, known as rALLy, in adult, relapsed acute lymphoblastic leukemia (ALL)
✓	Marqibo received an Orphan Drug Designation and Fast Track status in adult ALL from the U.S. Food and Drug Administration (FDA)
✓	Presented favorable Marqibo data in adult ALL at the 49th Annual Meeting of the American Society for Hematology
✓	Initiated a Marqibo Phase 2 clinical trial in metastatic uveal melanoma
✓	Presented encouraging data on Marqibo in metastatic uveal melanoma and menadione at the 43rd Annual American Society of Clinical Oncology (ASCO) Annual Meeting
✓	Completed and submitted the Menadione Investigational New Drug (IND) package to the FDA
✓	Presented preliminary Phase 1 clinical data on Alocrest™ at the AACR-NCI-EORTC International Conference

✓	Presented promising preclinical data for its three Optisomal product candidates at the AACR-NCI-EORTC International Conference
✓	Brakiva™ IND application was accepted and opened by the U.S. FDA
✓	Secured a $30 million funding commitment from Deerfield Management
✓	Sublicensed its North American commercial rights for Zensana™ to Par Pharmaceutical
✓	Lyn Wiesinger joined Hana’s Board of Directors and Leon E. Rosenberg was named Chairman of the Board
✓	Appointed Steven R. Deitcher, M.D. as President and CEO and member of the Board of Directors, and S. Michael Imperiale, Jr., M.D. as Vice President, Clinical Research Operations

Hana Biosciences’ management will host a conference call discussion today at 5:00pm EDT, 2:00pm PDT. Those interested in hearing management’s discussion may join the call by dialing (877) 407-8031 in the U.S./Canada. International participants may access the call by dialing (201) 689-8031. A replay of this call will be available for one month by dialing (877) 660-6853 U.S./Canada and (201) 612-7415 for International participants. When prompted, enter Account Number #286 and Conference ID #278502. Participants may also access a webcast of the conference call at Hana's website at www.hanabiosciences.com.

About Hana Biosciences, Inc.

Hana Biosciences, Inc. (NASDAQ: HNAB) is a South San Francisco, CA-based biopharmaceutical company focused on acquiring, developing, and commercializing innovative products to strengthen the foundation of cancer care. The Company is committed to creating value by accelerating the development of its product candidates, including entering into strategic partnership agreements and expanding its product candidate pipeline by being an alliance partner of choice to universities, research centers and other companies. Additional information on Hana Biosciences can be found at www.hanabiosciences.com.

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This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as ``anticipates,'' ``expects,'' ``plans,'' ``believes,'' ``intends,'' and similar words or phrases. These forward-looking statements include without limitation, statements regarding, the timing progress and anticipated results of the clinical development, regulatory processes, potential clinical trial initiations, potential IND and NDA filings and commercialization efforts of Hana's product candidates. Such statements involve risks and uncertainties that could cause Hana's actual results to differ materially from the anticipated results and expectations expressed in these forward-looking statements. These statements are based on current expectations, forecasts and assumptions that are subject to risks and uncertainties, which could cause actual outcomes and results to differ materially from these statements. Among other things, there can be no assurances that any of Hana's development efforts relating to its other product candidates will be successful, that Hana will be able to obtain regulatory approval of any of its product candidates, and that the results of clinical trials will support Hana's claims or beliefs concerning the effectiveness of its product candidates. Additional risks that may affect such forward-looking statements include Hana's need to raise additional capital to fund its product development programs to completion, Hana's reliance on third-party researchers to develop its product candidates, and its lack of experience in developing and commercializing pharmaceutical products. Additional risks are described in the company's Annual Report on Form 10-K for the year ended December 31, 2007 filed with the Securities and Exchange Commission. Hana assumes no obligation to update these statements, except as required by law.

HANA BIOSCIENCES, INC.

BALANCE SHEETS

	December 31, 2007	December 31, 2006
ASSETS
Current assets:
Cash and cash equivalents	$20,795,398	$29,127,850
Available-for-sale securities	96,000	6,131,000
Prepaid expenses and other current assets	489,293	496,519
Total current assets	21,380,691	35,755,369

Property and equipment, net	432,529	424,452
Restricted cash	125,000	125,000
Debt issuance costs	1,423,380	--
Total assets	$23,361,600	$36,304,821

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable	$1,682,739	$2,739,956
Accrued other expenses	496,239	1,547,459
Accrued personnel related expenses	763,050	1,050,657
Leased equipment: short-term	13,919	--
Accrued research and development costs	1,156,011	596,927
Total current liabilities	4,111,958	5,934,999
Notes payable	2,025,624	--
Warrant liabilities	4,232,355	--
Leased equipment: long-term	33,861	--
Total long term liabilities	6,291,840	--
Total liabilities	10,403,798	5,934,999
Commitment and contingencies (Notes 6 ,9, 10 and 11):

Stockholders' equity:
Common stock; $0.001 par value:
100,000,000 shares authorized, 32,169,553 and 29,210,627 shares issued and outstanding at December 31, 2007 and December 31, 2006, respectively	32,170	29,211
Additional paid-in capital	101,843,390	93,177,445
Accumulated other comprehensive income(loss)	(104,000)	20,000
Deficit accumulated	(88,813,758)	(62,856,834)
Total stockholders' equity	12,957,802	30,369,822
Total liabilities and stockholders' equity	$23,361,600	$36,304,821

HANA BIOSCIENCES, INC.

STATEMENTS OF OPERATIONS
AND OTHER COMPREHENSIVE LOSS

	Years Ended December 31,
	2007	2006

License revenues	$1,150,000	$--
Operating expenses:
General and administrative	7,982,388	10,806,362
Research and development	21,293,297	35,247,947
Total operating expenses	29,275,685	46,054,309

Loss from operations	(28,125,685)	(46,054,309)

Other income (expense):
Interest income	1,222,206	1,374,372
Interest expenses	(167,700)	(1,577)
Other income (expense), net	(505,688)	(106,199)
Change in fair market value of warrant liabilities	1,619,943	--
Total other income	2,168,761	1,266,596

Net loss	$(25,956,924)	$(44,787,713)
Net loss per share, basic and diluted	$(0.85)	$(1.69)
Weighted average shares used in computing net loss per share, basic and diluted	30,517,328	26,525,639

Comprehensive loss:
Net loss	$(25,956,924)	$(44,787,713)
Unrealized holdings gains (losses) arising during the period	(580,000)	184,000
Less: reclassification adjustment for losses included in net loss	456,000	--
Comprehensive loss	(26,080,924)	(44,603,713)